EXHIBIT 99.1

Animal Health International, Inc. Announces Its Fourth Quarter of Fiscal 2009 Earnings

WESTLAKE, Texas, Sept. 3, 2009 (GLOBE NEWSWIRE) -- Animal Health International, Inc. (Nasdaq:AHII) announced today that net sales declined 8.9%, or $15.8 million, to $162.5 million for the three months ended June 30, 2009, compared to $178.3 million for the same quarter last year. Net loss was $29.4 million or $1.21 per fully diluted share. Last year, net income for the fourth quarter was $2.7 million or $0.11 per fully diluted share.

 * As a result of the economic downturn, the Company's stock price declined significantly over the past year. This decline
   correspondingly decreased our market capitalization, and was a key factor that caused the Company to record a non-cash, pre-tax $25.2 million impairment charge in the fourth quarter.
 * Selling, General & Administrative (SG&A) expenses included a $2.7 million bad debt provision resulting from a dispute with a manufacturer regarding a rebate receivable, $1.8 million of accelerated stock option expense resulting from the voluntary forfeiture of more than one million options by senior management, and $0.2 million in severance expense.
 * The decrease in net sales was primarily attributable to lower spending by production animal customers whose profits have been constrained by fluctuating commodity prices and the general economic slowdown.
 * Gross margin declined $9.6 million, with $3.2 million due to lower sales volume, and $6.4 million due to lower rebates from vendors.
   Margins in the fourth quarter were 16.0% of net sales, compared to
   20.0% in the fourth quarter last year.
 * SG&A expenses, excluding the above charges, declined $3.6 million from the same period last year as a result of lower variable selling expense and cost reductions.
 * Earnings before interest, tax, depreciation and amortization
   (EBITDA) for the quarter was $0.2 million, a decrease of $8.9 million compared to the same period last year. EBITDA adjusted for the severance and the bad debt provision was $3.1 million, a $6.0 million decline from last year.

Net sales for the year declined 6.9%, or $49.6 million, to $666.9 million. Net loss was $27.1 million or $1.12 per fully diluted share. Last year, the net income for the year was $11.1 million or $0.46 per fully diluted share.

 * The Company recorded a non-cash, pre-tax impairment of goodwill of
   $25.2 million
 * SG&A expenses included a $2.7 million bad debt provision resulting from a dispute with a manufacturer regarding a rebate receivable,
   $1.8 million of accelerated stock option expense resulting from the voluntary forfeiture of more than one million options by senior management, and $0.7 million in severance expense.
 * As in the quarter, the decrease in net sales for the year was primarily attributable to lower spending by production animal customers whose profits have been constrained by fluctuating commodity prices and the general economic slowdown.
 * Gross margin declined $23.1 million for the year, and was 17.1% of net sales compared to 19.1% last year. Lower volume reduced gross margin by $9.5 million and lower rebates reduced gross margins by
   $14.3 million.
 * SG&A expenses for the year, excluding the above charges, decreased
   $5.6 million from the same period last year.
 * EBITDA for the fiscal year was $17.5 million, a decrease of $20.0 million when compared to the same period last year. EBITDA adjusted for the severance and bad debt provision was $20.9 million.
 * The Company repaid $16.5 million of debt during the fiscal year, as well as $2.9 million paid for purchase price adjustments associated with prior acquisitions.

At June 30, 2009, the Company's availability under its Revolver totaled $31.7 million, and the Company is in compliance with all of its financial covenants.

Fiscal Year 2010 Guidance

The following statements are based on current information and the Company assumes no obligation to update them. These statements are forward-looking and inherently uncertain.

The Company believes that the economic factors affecting our industry will improve in the next twelve months. Although the exact timing of a recovery is difficult to predict, the Company is currently projecting that conditions will improve in the third quarter of fiscal year 2010. Revenue for the fiscal year ending June 2010 is expected to be $650 to $685 million. EBITDA is estimated to be $22 to $27 million and net income is expected to be $2.3 to $5.3 million or $0.09 to $0.22 per share.

The Company does not expect a significant improvement in its end markets in the first fiscal quarter. Revenue for the first quarter ending September 30, 2009 is expected to be $150 to $155 million. EBITDA is estimated to be $2.5 to $3.5 and net loss is expected to be $2.0 to $1.0 million or $0.08 to $0.04 per share.

Conference Call

The Company plans to host its investor conference call today at 10:00 a.m. Eastern Time to discuss these results and its business outlook. You can access the conference call by dialing 877-407-9205. Participants will be required to register their name and company affiliation for the conference call. Audio replay will be made available by accessing the Company's web site at www.ahii.com under the Investor Relations tab.

Use of Non-GAAP measures

EBITDA represents net income (loss) before interest expense, income tax expense, depreciation and amortization, stock option expense, and acquisition costs. We present EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the age and book depreciation of fixed assets (affecting relative depreciation expense), the non-cash impact of the expensing of stock options and the impact of purchase accounting. Because EBITDA facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use EBITDA in measuring our performance relative to that of our competitors and in evaluating acquisition opportunities. EBITDA is not a measurement of our financial performance under generally accepted accounting principles in the United States, or GAAP, and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity. We understand that although EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

 * EBITDA does not reflect our cash expenditures, or future
   requirements for capital expenditures or contractual commitments.
   Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for such replacements;
 * EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
 * EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
 * Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

About Animal Health International, Inc.

Animal Health International, Inc., through its wholly owned subsidiaries, is engaged in the distribution of animal health products in the United States and Canada. The Company's subsidiaries distribute more than 40,000 products sourced from over 1,500 manufacturers to over 71,000 customers, including veterinarians, production animal operators, and animal health product retailers. Products the Company's subsidiaries distribute include pharmaceuticals, vaccines, parasiticides, diagnostics, capital equipment, sanitizers, pet foods, devices, supplies, and dairy lagoon treatment systems. The Company was founded in 1954, and has its corporate headquarters located in Westlake, Texas.

The Animal Health International logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3240

Safe Harbor for Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Animal Health International can give no assurance that expectations will be attained. Factors that could cause actual results to differ materially from Animal Health International's expectations include, but are not limited to, the current general economic conditions, the consolidation among animal health product vendors, the outbreak of an infectious disease within an animal population, Animal Health International's inability to maintain relationships with manufacturers, an adverse change in manufacturer rebates or Animal Health International's inability to meet applicable rebate targets, the loss of key personnel, the loss of products or delays in product availability from one or more manufacturers, changes in customer preferences, consolidation in the animal heath products industry, and other risks detailed in Animal Health International's filings with the Securities and Exchange Commission, including Animal Health International's Annual Report on Form 10-K, which was filed on September 9, 2008, as amended on December 16, 2008 and Quarterly Report on Form 10Q, which was filed on May 7, 2009. Such forward-looking statements speak only as of the date of this press release. Animal Health International expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Animal Health International's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

                    ANIMAL HEALTH INTERNATIONAL, INC.
             Condensed Consolidated Statements of Operations
                  (In thousands, except per share data)

                            Three months ended         Year ended
                                 June 30,                June 30,
                          --------------------  --------------------
                             2008       2009       2008       2009
                          ---------  ---------  ---------  ---------
 Net sales                $ 178,297  $ 162,517  $ 716,542  $ 666,948
 Direct cost
  of products sold          142,610    136,460    579,485    552,994
                          ---------  ---------  ---------  ---------
 Gross Profit                35,687     26,057    137,057    113,954
 Selling, general,
  and administrative
  expenses (including
  salary, wages,
  commission, and
  related benefits)          27,124     28,209    101,849    100,451
 Acquisition costs               37          3         37          3
 Depreciation and
  amortization                2,068      2,054      7,349      8,223
 Goodwill impairment             --     25,164         --     25,164
                          ---------  ---------  ---------  ---------
   Operating income
    (loss)                    6,458   (29,373)    27,822    (19,887)
 Other income (expense):
   Other income                 192        162        964        786
   Interest expense         (2,419)    (2,261)   (10,277)    (8,761)
                          ---------  ---------  ---------  ---------
    Income (loss)
     before income
     taxes                    4,231   (31,472)     18,509   (27,862)
 Income tax benefit
  (expense)                 (1,575)      2,115    (7,408)        734
                          ---------  ---------  ---------  ---------
    Net income (loss)     $   2,656  $(29,357)  $  11,101  $(27,128)
                          =========  =========  =========  =========
 Earnings (loss) per
  share:
   Basic                  $    0.11  $  (1.21)  $    0.46  $  (1.12)
   Diluted                $    0.11  $  (1.21)  $    0.46  $  (1.12)
 Weighted average
  shares outstanding:
   Basic                     24,330     24,330     24,330     24,330
   Diluted                   24,330     24,330     24,330     24,330

                  ANIMAL HEALTH INTERNATIONAL, INC.
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                                   June 30,   June 30,
                                                     2008       2009
                                                  ---------  ---------
          Assets

 Current assets:
   Cash and cash equivalents                      $   2,452  $   2,749
   Accounts receivable, net                          84,549     74,441
   Merchandise inventories, net                      98,847     89,315
   Other current assets                               6,114      6,804
                                                  ---------  ---------
     Total current assets                           191,962    173,309
 Noncurrent assets:
   Property, plant, and equipment, net               17,096     16,043
   Goodwill and other intangible assets, net        151,876    124,962
   Other noncurrent assets, net                       4,365      3,951
                                                  ---------  ---------
     Total assets                                 $ 365,299  $ 318,265
                                                  =========  =========

      Liabilities and Stockholders' Equity

 Current liabilities:
   Accounts payable                               $  86,213  $  83,567
   Accrued liabilities                               13,879     13,055
   Current portion of long-term debt                  1,259      7,179
                                                  ---------  ---------
     Total current liabilities                      101,351    103,801
 Noncurrent liabilities:
   Long-term debt, net of current portion           137,162    119,913
   Other noncurrent liabilities                      30,562     24,170
                                                  ---------  ---------
     Total liabilities                              269,075    247,884
                                                  ---------  ---------

 Stockholders' equity                                96,224     70,381
                                                  ---------  ---------
     Total liabilities and stockholders' equity   $ 365,299  $ 318,265
                                                  =========  =========

                  ANIMAL HEALTH INTERNATIONAL, INC.
                        EBITDA Reconciliation
                            (In thousands)
                             (Unaudited)

                                Three months ended      Year ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2008      2009      2008      2009
                                --------  --------  --------  --------
 Net Income                     $  2,656  $(29,357) $ 11,101  $(27,128)
  Interest expense                 2,419     2,261    10,277     8,761
  Income tax expense (benefit)     1,575    (2,115)    7,408      (734)
  Depreciation and amortization    2,068     2,054     7,349     8,223
  Goodwill impairment                 --    25,164        --    25,164
  Stock-based compensation           333     2,164     1,342     3,208
  Acquisition costs                   37         3        37         3
                                --------  --------  --------  --------
 EBITDA                         $  9,088  $    174  $ 37,514  $ 17,497
                                ========  ========  ========  ========

CONTACT:  Animal Health International, Inc.
          William F. Lacey
          (817) 859-3000